AMENDMENT TO
PARTICIPATION AGREEMENT
     This Amendment (“Amendment”) to the Participation Agreement, (the “Agreement”), dated as of September 1, 2005, as amended by an unnumbered amendment on March 2, 2007, is entered into as of this 30th day of April, 2011, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust, Invesco Distributors, Inc., a Delaware corporation, American National Insurance Company, a Texas life insurance company, on behalf of itself and each of the segregated asset accounts listed on Schedule A hereto, and Securities Management and Research, Inc., a Florida corporation.
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds) and Invesco AIM Distributors, Inc. was renamed Invesco Distributors, Inc.
     WHEREAS, the parties desire to amend the Agreement to reflect the new names of the parties thereto.
     NOW, THEREFORE, the parties hereby agree as follows:
     1. All references to AIM Variable Insurance Funds are hereby deleted and replaced with an appropriate reference to AIM Variable Insurance Funds (Invesco Variable Insurance Funds).
     2. All references to Invesco AIM Distributors, Inc. are hereby deleted and replaced with an appropriate reference to Invesco Distributors, Inc.
     3. AIM Variable Insurance Funds (Invesco Variable Insurance Funds) and Invesco Distributors, Inc. jointly and severally represent and warrant to all other parties to the Agreement they are the lawful successors to AIM Variable Insurance Funds and Invesco AIM Distributors, Inc. respectively.
     4. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the new Schedule A attached hereto and made a part hereof.
     5. All parties hereto ratify and adopt all prior amendments to the Agreement. Except as expressly set forth in this Amendment, the Agreement is not otherwise amended and all terms thereof remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

By:	/s/ John M. Zerr John M. Zerr, Senior Vice President

Attest:

/s/ Peter Davidson Peter Davidson, Assistant Secretary
INVESCO DISTRIBUTORS, INC.

By:	/s/ John S. Cooper John S. Cooper, President

Attest:

/s/ Peter Davidson Peter Davidson, Assistant Secretary
AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ Dwain A. Atkins Dwain A. Akins, Senior Vice President

Attest:

/s/ J. Mark Flippin J. Mark Flippin, Secretary
SECURITIES MANAGEMENT AND RESEARCH, INC.

By:	/s/ Seth R. Gilkos, VP of Finance Seth R. Gilkos, VP of Finance

Attest:

/s/ Jessie D. Smith Jessie D. Smith, General Counsel Title

SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
All Series I and Series II Shares of AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
SEGREGATED ASSET ACCOUNTS OFFERING THE FUNDS
American National Variable Life Separate Account
American National Variable Annuity Separate Account
American National Group Unallocated Variable Annuity Separate Account*
CONTRACTS FUNDED BY THE ACCOUNTS
Wealthquest III Variable Annuity
Wealthquest III Variable Universal Life
Wealthquest III Group Unallocated Variable Annuity
Wealthquest III Group Unregistered Unallocated Variable Annuity*

*	Not registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Investment Company Act of 1940.

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